Exhibit 10.7

_____ __, 2008

Chardan 2008 China Acqusition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027
China

Brean Murray, Carret & Co.
570 Lexington Avenue
New York, New York 10022

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Re: Initial Public Offering

Gentlemen:

The undersigned, a shareholder, officer and director of Chardan 2008 China Acquisition Corp. (the “Company”), in consideration of Brean Murray, Carret & Co., LLC, Maxim Group LLC and Roth Capital Partners, LLC, acting as representatives of the underwriters (the “Underwriters”), entering into an underwriting agreement, dated _____ __, 2008, to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):

I.     1. In the event that the Company fails to consummate a Business Combination within 18, 30 or 36 months, as the case may be, from the effective date of the registration statement relating to the IPO (the “Effective Date”), the undersigned shall, in accordance with all applicable requirements of the British Virgin Islands laws, take all action reasonably within his power to liquidate the Trust Account and distribute the funds to the holders of the IPO Shares as soon as reasonably practicable.

2. Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (i) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company; and (iii) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

3. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any creditor, vendor, service provider or other entity that is owed money by the Company for services rendered or products sold to the Company or the claims of any prospective or actual target businesses, subject to the following limitations: (i) such indemnification will only be made insofar as the Company did not obtain a validly enforceable waiver from such party of such party’s rights or claims to the Trust Account; (ii) such indemnification will be made only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below the amount necessary in order for each holder of IPO Shares to receive a liquidation amount of at least $7.89 per IPO Share owned by such holder; and (iii) such indemnity shall be limited to the extent of the undersigned’s pro rata beneficial ownership of the Company immediately prior to the IPO.

II. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable business opportunity which may reasonably be required to be presented to the Company under British Virgin Islands law until the earlier of: (i) the Company’s consummation of a Business Combination; (ii) liquidation of the Company; or (iii) such time as the undersigned ceases to be an officer or director of the Company, taking into consideration any pre-existing fiduciary and contractual obligation the undersigned might have. Such pre-existing fiduciary or contractual obligations are described more fully in Exhibit A hereto. For the purposes hereof, a suitable business opportunity shall mean any business opportunity within any industry in the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but not Taiwan, whose fair market value is at least $42 million. The information relating to the undersigned contained in the “Conflicts of Interest” section of the registration statement relating to the IPO is true and accurate in all respects, and does not omit any material information with respect to the undersigned’s fiduciary or contractual obligations

III. The undersigned acknowledges and agrees that the Company will not consummate a Business Combination with a company affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, that such a Business Combination is fair to the Company’s shareholders from a financial point of view.

IV. Other than a monthly fee of $7,500 for certain office space and general and administrative services to be paid to Chardan Capital, LLC, neither the undersigned nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

V. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

VI. 1. The undersigned agrees not to resign (or advise the board of directors that the undersigned declines to seek re-election to the board of directors) from his position as an officer and director of the Company, as set forth in the registration statement relating to the IPO, without the prior consent of the Underwriters until the earlier of: (i) the consummation by the Company of a Business Combination; or (ii) liquidation of the Trust Account and dissolution of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s positions at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in his positions with the Company.

2. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s questionnaire previously furnished to the Company and the Underwriters is true and accurate in all respects as of the date first written above.

3. The undersigned represents and warrants that:

a. the undersigned is not subject to or a respondent in any legal action for any injunction relating to, or any cease and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b. no petition under the federal or foreign bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

c. the undersigned has never been convicted of or plead guilty to any crime (i) involving any fraud, or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and has not plead guilty to or been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

d. the undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or similar foreign authority, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

ii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of foreign, federal or state securities laws or federal or foreign commodities laws.

VII. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

VIII. The undersigned acknowledges and understands that Underwriters and the Company will rely upon this letter agreement and the representations and warranties set forth herein in proceeding with the IPO.

IX. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and the Company and their respective legal representatives or agents (including any investigative search firm retained by the Underwriters or the Company) any information they may have about the undersigned’s background and finances (the “Information”). Neither the Underwriters nor the Company nor their respective agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

X. In connection with the vote required to consummate a Business Combination and/or to approve the Extended Period, the undersigned agrees that he will vote all Insider Shares in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO, if any, in favor of the Business Combination and/or Extended Period.

XI. The undersigned will escrow his: (i) Insider Shares and Insider Warrants for the period commencing on the Effective Date and ending on the earlier of (a) one year after the consummation of a Business Combination; or (b) 30 months from the Effective Date (or 36 months if the period to consummate a Business Combination is extended by the Company’s shareholders), subject to the terms of a Securities Escrow Agreement; and (ii) his Private Placement Warrants, if any, until consummation of a Business Combination, subject to the terms of a Private Placement Warrant Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

XII. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive; (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum; and (iii) irrevocably agrees to appoint Richardson & Patel LLP (Attention: Jody R. Samuels) as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to each of the Company and the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XII. As used herein (i) a “Business Combination” shall mean the initial acquisition by the Company, by capital merger, share exchange, assets or share acquisition, exchangeable share transaction, contractual control arrangement or any other similar business combination, of a business or businesses having its primary operations in the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but not Taiwan; (ii) “Ordinary Share” shall mean the ordinary shares, par value $0.0001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all Ordinary Shares owned by an Insider prior to the IPO; (vi) “Insider Warrants” shall mean all warrants owned by an Insider prior to the IPO; (vii) “Private Placement Warrants” shall mean all warrants purchased by certain of the Insiders in a private placement immediately prior to the IPO; (viii) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (ix) “Extended Period” shall mean the extension, upon shareholder approval, of the period of time during which the Company may complete a Business Combination from 30 months to 36 months if the Company anticipates that it may not consummate a Business Combination within 30 months and a letter of intent, agreement in principle or definitive agreement with respect to a Business Combination has been entered into within 18 months of the Effective Date; and (x) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the prospectus relating to the IPO.

XIII. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

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Very truly yours,

Xiaosong Zhong